SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

October 22, 2015

Date of Report (Date of Earliest Event Reported)

MediJane Holdings Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-167275	46-0525378
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2770 Arapahoe Road, Suite 132, PMB 150 Lafayette, CO	80026
(Address of principal executive offices)	(Zip Code)

(855) 933-3499

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On October 21, 2015, the Company effectuated a 1 for 10,000 reverse split on its common stock as of a record date of October 22, 2015.  As a result, the 501,242,594 outstanding shares as of the record date were reversed to 50,125 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MediJane Holdings Inc.

By:      /s/ Lewis Humer

Lewis Humer

Interim Chief Executive Officer

Dated:  October 22, 2015

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